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                                                                    EXHIBIT 23.6


               CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG,


                            INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this registration statement of Global Telesystems Group, Inc. on the pre-effective amendment No. 2 to the Form S-4 (File No. 333-68511) of our report dated June 10, 1998, on our audit of the financial statements of the Plusnet Business as of September 30, 1996 and 1997 and for each of the years in the three year period ended September 30, 1997. We also consent to the reference to our firm under the heading "Experts".


Dusseldorf
20 January 1999

/s/ KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft